EXHIBIT 23.2

                [DELOITTE & TOUCHE LLP LETTERHEAD]





                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Eagle Supply Group, Inc. on Form S-3 of our report dated September 21, 2001, appearing in the Annual Report on Form 10-K of Eagle Supply Group, Inc. for the year ended June 30, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/DELOITTE & TOUCHE LLP

Fort Worth, Texas
June 3, 2002